UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 7, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously reported on Form 8-K, on July 31, 2013, VIVUS, Inc., or VIVUS, entered into a Commercial Supply Agreement with Sanofi Chimie, a wholly owned subsidiary of Sanofi, pursuant to which Sanofi Chimie will manufacture and supply the active pharmaceutical ingredient, or API, for VIVUS’ drug avanafil. On December 7, 2018, VIVUS entered into Amendment N°1 to the Commercial Supply Agreement with Sanofi Chimie, pursuant to which certain amendments were made to the Commercial Supply Agreement, which include: (i) beginning January 1, 2019, Sanofi Chimie will manufacture and supply API for VIVUS’ drug avanafil on an exclusive basis in all countries where VIVUS has the right to sell avanafil; (ii) beginning January 1, 2019, the yearly minimum quantities of API that VIVUS must purchase from Sanofi Chimie will be adjusted, as well as adjustments to the associated pricing and payment terms; and (iii) with the initial five year term of the Commercial Supply Agreement expiring on December 31, 2018, VIVUS and Sanofi Chimie have agreed to extend the term of the Commercial Supply Agreement until December 31, 2023 unless either party makes a timely election to terminate the agreement and that thereafter the Commercial Supply Agreement will auto-renew for successive one year terms unless either party makes a timely election not to renew.

As previously reported on Form 8-K, on November 18, 2013, VIVUS entered into a Manufacturing and Supply Agreement with Sanofi Winthrop Industrie, a wholly owned subsidiary of Sanofi, pursuant to which Sanofi Winthrop Industrie will manufacture and supply the tablets for VIVUS’ drug avanafil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: December 12, 2018